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                                                                  EXHIBIT 2.2

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF OR TRANSFERRED BY PAYEE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENT OF SUCH ACTS.

                  THE ABILITY OF PAYEE TO TRANSFER THIS NOTE IS EXPRESSLY LIMITED BY THE PROVISIONS OF SECTION 4 HEREOF.


                                 PROMISSORY NOTE

$15,000,000                                               September 8, 2000

         FOR VALUE RECEIVED, the undersigned, MetaCreations Corporation, a Delaware corporation ("Obligor"), hereby promises to pay to Computer Associates International, Inc., a Delaware corporation ("Payee"), the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) (the "Original Principal Amount") or such lesser amount as determined in accordance with
Section 1.1 below, on June 8, 2001 (the "Maturity Date") in lawful money of the United States of America by certified check or wire transfer to an account designated by Payee.

         This Promissory Note (this "Note") is Note No. 1 referred to in that certain Stock Purchase Agreement, dated as of August 23, 2000 (the "Agreement") by and between the Payee and the Obligor with respect to all the outstanding capital stock of Viewpoint Digital, Inc. (the "Company"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.


         Section 1. Reduction of Principal. The Original Principal Amount shall be subject to reduction in accordance with the following calculation:

         The outstanding principal amount of this Note shall equal (a) (i) the Original Principal Amount less (ii) the amount, if any, of losses incurred by the Company during the period commencing on the Closing Date and ending on the Maturity Date (the "Operating Period"), less (iii) the amount, if any, by which nine million six hundred thousand dollars ($9,600,000) exceeds the revenues of the Company during the Operating Period MULTIPLIED BY (b) the lesser of (x) 1 and (y) a fraction, the numerator of which is equal to the number of Offered Employees who remain employed by the Company on the Maturity Date and the denominator of which is equal to 95% of the number of Offered Employees; provided, that such numerator and denominator shall both be reduced by the number of Offered Employees who are involuntarily terminated by the Obligor prior to the Maturity Date; and further provided that the foregoing








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reductions, if any, set forth in (ii) and (iii) above shall be subject to and conditioned upon the Company having financial, personnel and other resources during the Operating Period which are substantially comparable to those resources which were available to the Company during the same period in 1999-2000.

         Section 2. Obligor's Offset Rights. Obligor shall have no offset rights with respect to the outstanding principal amount of this Note and any amounts payable by the Seller pursuant to the Agreement or otherwise.

         Section 3. Investment Representations. Payee understands that this Note has not been registered under the Securities Act of 1933, as amended, or any other securities laws and the rules and regulations promulgated thereunder ("Securities Act") and that the Obligor has no obligation to effect any such registration. Payee represents and warrants to the Obligor that it is an "accredited investor" as defined by the Securities Act and that it is acquiring this Note for its own account, for investment and not with a view to the distribution thereof. Payee agrees that it will not, and understands that under the Securities Act it may not, sell or otherwise dispose of or transfer this Note except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act.

         Section 4. Transfer of this Note. Payee may Transfer this Note in whole, but not in part, provided that (i) until this Note is duly presented to the Obligor for registration of such transfer, the Obligor shall for all purposes be entitled to treat the Payee named herein as the holder thereof and
(ii) any such transfer shall be subject to the other terms, restrictions and conditions set forth in this Note.

         Under no circumstances may Payee Transfer this Note to a person who is a competitor of Obligor, its subsidiaries or its affiliates. For purposes hereof, a competitor shall be deemed to be any Person who, directly or indirectly, owns, manages, operates, represents, promotes, consults for or is employed by, controls or participates in the ownership, operation, acquisition or management of any other business which is substantially similar to the business then being conducted by the Obligor or any of its subsidiaries anywhere in the world. Further, anything to the contrary notwithstanding, Payee may not Transfer this Note if such Transfer would violate any Securities Act.

         Section 5. Audit. Within six months after the Operating Period, Payee shall have the right to cause an independent auditing firm to commence an audit of the books and records of the Obligor at Payee's expense, provided that should the audit result in an adjustment of more than 10% of the revenue or loss incurred by the Company during the Operating Period, the cost of the audit shall be paid by the Obligor.

         Section 6. Amendment. No amendment of this Note shall be effective unless in writing and signed by the Obligor and the Payee.

         Section 7. Waiver. No waiver of any obligation or right under this Note shall be effective unless set forth in a written instrument signed by the party against whom such waiver is sought to be enforced. No course of dealing between the Obligor and any holder of this Note or any delay on the part of the holder hereof exercising any rights hereunder shall operate as a






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waiver of any right of the holder of this Note. Any waiver of rights hereto by either party shall not be deemed a continuing waiver or a waiver of other rights.

         Section 8. Cancellation. After all principal and all other amounts at any time owed on this Note have been paid in full, this Note shall be surrendered to the Obligor for cancellation and shall not be reissued.

         Section 9. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Obligor shall bind its successors and assigns, whether so expressed or not.

         Section 10. Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto consents to the jurisdiction of the federal or state courts located in the State of New York for the adjudication of any dispute arising hereunder.

         Section 11. Headings. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

         Section 12. Notices. Notices are to be delivered to the Payee at the following address:

                                Computer Associates International, Inc.
                                One Computer Associates Plaza
                                Islandia, New York  11749
                                Facsimile No.:  (631) 342-4866
                                Attn:  Thomas Bennett

with a copy (which shall not constitute notice) to:

                                Computer Associates International, Inc.
                                One Computer Associates Plaza
                                Islandia, New York  11749
                                Facsimile No.:  (631) 342-4866
                                Attn:  General Counsel

Notices are to be delivered to the Obligor at the following address:

                                MetaCreations Corporation
                                498 Seventh Avenue
                                New York, New York  10018
                                Facsimile No.:  (212) 201-0899
                                Attn:  General Counsel

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with a copy (which shall not constitute notice) to:

                                Milbank, Tweed, Hadley & McCloy
                                1 Chase Manhattan Plaza
                                New York, NY  10005
                                Telephone:  (212) 530-5000
                                Facsimile No.: (212) 530-5219
                                Attn:  Mark L. Weissler, Esq.

         All notices pursuant to this Note must be in writing and sent to the party to be notified by facsimile transmission with transmission verified, by certified or registered mail, return receipt requested, or by overnight delivery service with delivery verified, or by personal delivery, in each case with a copy by regular mail or facsimile transmission to the party's attorney as specified below, any such notice being effective upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.


         Section 13. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby.



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         IN WITNESS WHEREOF the Obligor has caused this Note to be duly executed and delivered as of the day and year first written above.

ATTEST:                               METACREATIONS CORPORATION,
                                       "Obligor"


   /s/ Brian J. O'Donoghue            By: /s/ Tommy Bennett
------------------------------            ------------------------------
                                          Name: Tommy Bennett
                                          Title: Senior Vice President

         The undersigned hereby consents to and agrees with the terms of this Promissory Note.

                                      COMPUTER ASSOCIATES
                                        INTERNATIONAL, INC., "Payee"


                                      By: /s/ Robert E. Rice
                                          ------------------------------
                                           Name: Robert E. Rice
                                           Title: Chief Executive Officer



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